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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


           THIS FIRST AMENDMENT ("First Amendment") made this 9th day of April, 1996 to the LOAN AND SECURITY AGREEMENT dated December 29, 1994, by and between S2 GOLF INC., a New Jersey corporation, (hereinafter referred to as "Borrower"), having its principal place of business at 18 Gloria Lane, Fairfield, New Jersey 07004 and MIDLANTIC BANK, NATIONAL ASSOCIATION, a banking association organized and existing under the laws of the United States of America, (hereinafter referred to as "Lender"), having offices at 100 Walnut Avenue, Clark, New Jersey 07066.


                                   WITNESSETH:
                                   ----------


           WHEREAS, Lender and Borrower have previously entered into a commercial lending arrangement in accordance with the terms and conditions of a certain Loan and Security Agreement dated December 29, 1994, as such may be amended and/or supplemented from time to time ("Loan Agreement"), pursuant to which Lender has advanced funds to Borrower on a secured basis and Borrower has agreed to repay same; and

           WHEREAS, it has become necessary to amend some of the terms and conditions of the Loan Agreement; and

           WHEREAS, Lender and Borrower seek to memorialize the terms of their agreements and the said amendments to the Loan Agreement by this writing,

           NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:


           1. Effective as of April 9, 1996, Section 6. NEGATIVE COVENANTS of the Loan Agreement, Subsection 6.19 Tangible Net Worth is hereby amended and changed to read as follows:

                      6.19 TANGIBLE NET WORTH. Cause or permit Tangible Net Worth to be:

                                 (a) Less than $2,195,000.00 for the fiscal
                      year-end December 31, 1995;

                                 (b) For the fiscal year-end December 31, 1996
                      the Tangible Net Worth shall increase by an amount equal to the greater of (A) one-hundred percent (100%) of the actual net income of Borrower for the fiscal year-ending December 31, 1996 or (B) $50,000.00; and


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                                 (c) Each fiscal year-end subsequent to December
                      31, 1996 an amount equal to the greater of (A) one-hundred and ten percent (110%) of the actual Tangible Net Worth of Borrower as at the immediately preceding fiscal year-end of Borrower or (B) the actual Tangible Net Worth of Borrower as at the immediately preceding fiscal year-end of Borrower plus $250,000.00.

                     The term Tangible Net Worth meaning, as of the time of any determination thereof, the difference between (a) the sum of (i) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit) (ii) the amount of Borrower's surplus, whether capital or earned, less (b) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges (exclusive of deferred taxes), leasehold improvements and other intangible assets, and any write-up of the value of any assets, all determined in accordance with generally accepted accounting principles, applied on a consistent basis.


           2. RATIFICATION OF AGREEMENT. Subject to the amendments to the Loan Agreement as set forth herein, as of this day, the parties hereto hereby ratify and confirm, in full, each and every term, condition, agreement, representation, warranty and covenant set forth in the Loan Agreement.


           3. SURVIVAL. All representations and warranties, whether ratified hereby or made herein or in any instrument or certificate! contemplated hereby, shall survive any independent investigation made by Lender and the execution and delivery of the Loan Agreement, together with this First Amendment to the Loan Agreement, and the relevant documents and said certificates or instruments shall continue so long as any of the Borrower's obligations are outstanding and unsatisfied, applicable Statutes of Limitations to the contrary notwithstanding.


           4. AMENDMENT ONLY. This is intended as an amendment only to the Loan Agreement and is not a new loan agreement, therefore all of the remaining terms and conditions of the Loan Agreement (including any amendments or supplements thereto), shall remain in full force and effect as though set forth herein at length to the extent not inconsistent with the terms of this First Amendment, and any term in initial capitals and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.


           5. HEADINGS. The headings as used in this First Amendment are inserted solely for convenience of reference and shall not constitute a part of this First Amendment nor affect its meaning, construction or effect.


           6. NO DEFENSES TO PAYMENT. Borrower waives and forever releases and discharges Lender, its officers, directors, agents and employees, successors and assigns from any





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and all claims, actions, causes of action, suits, counterclaims, set-offs, rights and defenses which against Lender (its officers, directors, agents and employees, successors and assigns), Borrower its successors or assigns have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever up to and including the date of this Amendment; and Borrower represents and warrants to Lender that Borrower has no defenses to the repayment of any or all of the Obligations and has no claims, rights of set-off or causes of action against Lender.


           IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed by their proper corporate officers and their proper corporate seals to be hereto affixed this 9th day of April, 1996.



(SEAL)                                S2 GOLF, INC.

ATTEST:                               By:   /s/ Douglas A. Buffington
                                            -------------------------
                                            Douglas A. Buffington
By:     /s/ Richard M. Maurer               President
        ---------------------
        Richard M. Maurer
        Secretary
                                            MIDLANTIC BANK, NA

                                            By:    /s/ Peter H. Schryver
                                                   -----------------------------
                                                   Peter H. Schryver
                                                   Vice President